As filed with the Securities and Exchange Commission on June 1, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STERIS plc
(Exact Name of Registrant as Specified in its Charter)

Ireland	339113	98-1455064
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

70 Sir John Rogerson’s Quay
Dublin 2 Ireland D02 R296
+353 1 232 2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Adam Zangerle
STERIS plc
70 Sir John Rogerson’s Quay
Dublin 2 Ireland
+353 1 232 2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James P. Dougherty Erin S. de la Mare Peter C. Zwick Jones Day 250 Vesey Street New York, NY 10281 +1 216 326 3939	Igor Kirman Victor Goldfeld Wachtell Lipton Rosen & Katz 51 W. 52nd Street New York, NY 10019 +1 212 403 1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒   Registration No. 333-253799

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Ordinary Shares, par value $0.001 per share	9,346	N/A	$1,773,643.41	$193.50
(1)
Represents the maximum number of additional ordinary shares of STERIS plc (the “Registrant”) estimated to be issuable upon the completion of the merger transactions described herein. The Registrant has previously registered 14,287,997 ordinary shares pursuant to the registration statement on Form S-4 (Registration No. 333-253799), which was declared effective on April 1, 2021. The Registrant now anticipates that up to 14,297,343 ordinary shares may be issued in the merger transactions.

(2)
Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is (a) the product of (x) $81.06 (the average of the high and low prices of shares of common stock, par value $0.10 per share, of Cantel Medical Corp. (“Cantel Common Stock”) as reported on the New York Stock Exchange on June 1, 2021, rounded to the nearest cent) times (y) the estimated number of shares of Cantel Common Stock that may be exchanged for the merger consideration after consummation of the mergers described in the proxy statement/prospectus contained herein, including shares reserved for issuance under equity awards that will be cashed out in the mergers, less (b) the estimated aggregate amount of cash to be paid by the registrant as merger consideration.

(3)	Computed in accordance with Section 6(b) of the Securities Act to be $193.50, which is equal to 0.0001091 multiplied by the proposed maximum aggregate offering price of $1,773,643.41.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-253799) (the “Prior Registration Statement”), declared effective as of April 1, 2021, STERIS plc, a company incorporated under the laws of Ireland (the “Registrant”), registered an aggregate of 14,287,997 of its ordinary shares, par value $0.001 per share (“Ordinary Shares”), and paid an aggregate registration fee of $261,548.93. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 9,346 additional Ordinary Shares for issuance in connection with the consummation of the merger transactions contemplated by the Agreement and Plan of Merger dated as of January 12, 2021, by and among Cantel Medical Corp., a Delaware corporation, the Registrant, Solar New US Holding Co, LLC, a Delaware limited liability company and indirect and wholly-owned subsidiary of the Registrant (“US HoldCo”) and Crystal Merger Sub 1, LLC, a Delaware limited liability company and direct and wholly-owned subsidiary of US HoldCo, as amended by the Amendment to Agreement and Plan of Merger, dated March 1, 2021. In connection with the registration of additional Ordinary Shares, the Registrant is paying an additional registration fee of $193.50.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

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Exhibit Index

Exhibit Number	Description
5.1*	Opinion of Matheson

15.1*	Acknowledgement Letter of Ernst & Young LLP relating to STERIS plc’s unaudited interim financial information

23.1*	Consent of Ernst & Young LLP relating to STERIS plc’s financial statements

23.2*	Consent of Deloitte & Touche LLP relating to Cantel Medical Corp.’s financial statements

23.3*	Consent of RSM US LLP relating to Dental Holding, LLC’s financial statements

23.4	Consent of Matheson (included in Exhibit 5.1)

23.7*	Consent of Centerview Partners LLC

24.1**	Power of Attorney of Directors and Officers of STERIS plc

*	Filed herewith
**	Previously filed with the registrant’s Registration Statement on Form S-4 (No. 333-253799), which was filed with the Securities and Exchange Commission on March 2, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on June 1, 2021.

STERIS PLC

By:	/s/ Michael J. Tokich
Michael J. Tokich
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 1 day of June 2021.

*	/s/ Michael J. Tokich
Walter M Rosebrough, Jr. President and Chief Executive Officer, Director	Michael J. Tokich Senior Vice President and Chief Financial Officer

*	*
Karen L. Burton Vice President, Controller and Chief Accounting Officer	Dr. Mohsen M. Sohi Chairman of the Board

*	*
Richard C. Breeden Director	Daniel A. Carestio Director

*	*
Cynthia L. Feldmann Director	Christopher Holland Director

*	*
Dr. Jacqueline B. Kosecoff Director	David B. Lewis Director

*
Paul E. Martin Director	Dr. Nirav R. Shah Director

*
Dr. Richard M. Steeves Director

* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney executed by such directors or officers.

By:	/s/ Michael J. Tokich
Michael J. Tokich
Attorney-in-Fact

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